                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

       Date of Report (Date of earliest event reported): January 30, 2003

                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)

         DELAWARE                     000-26091                52-2135448
(State or other jurisdiction         (Commission            (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)

           110 TURNPIKE ROAD, SUITE 203                          01581
            WESTBOROUGH, MASSACHUSETTS                         (Zip Code)
    (Address of principal executive offices)

                                 (508) 871-7046
             (Registrant's telephone number, including area code)

ITEM 9.

     Attached as Exhibit 99.1 is TC PipeLines, LP's press release dated January 30th, 2003.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TC PipeLines, LP

                                           By: TC PipeLines GP, Inc.,
                                               its general partner

Dated: January 30, 2003                    By: /s/ Theresa Jang
                                               ----------------
                                               Theresa Jang
                                               Controller

                                                                  Exhibit 99.1

                                                           [TC Pipelines Logo]
                                                           TC PipeLines, LP

------------------------------------------------------------------------------

Media Inquiries:                      Glenn Herchak/Kurt Kadatz (403) 920-7877
Unitholder and Analyst Inquiries:     Theresa Jang              (403) 920-2050
                                      Toll-free                 (877) 290-2772

NEWS RELEASE

                    TC PipeLines, LP Reports 2002 Annual and
                             Fourth Quarter Results

CALGARY, Alberta - January 30, 2003 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today reported net income of US$45.5 million or US$2.50 per unit for the year ended December 31, 2002, a 5% increase from 2001 net income of US$43.5 million or US$2.40 per unit. Net income for the fourth quarter of 2002 was US$8.9 million or US$0.49 per unit, a 25% decrease compared to US$11.8 million or US$0.65 per unit for the fourth quarter of 2001.

The Partnership's 2002 fourth quarter net income was negatively impacted by a significant decrease in equity income from its investment in Northern Border Pipeline Company. In the fourth quarter of 2002, Northern Border Pipeline recorded a reserve of US$10.0 million (TC PipeLines' 30% share is US$3.0 million or US$0.16 per unit) to reflect the potential costs that may arise from its treatment of previously collected quantities of natural gas used in utility operations to cover electric power costs. While Northern Border Pipeline advises TC PipeLines it cannot predict the ultimate outcome of this matter, Northern Border Pipeline has concluded it prudent to establish a reserve at this time. Excluding the impact from this reserve, the Partnership's net income would have been US$48.5 million or US$2.66 per unit for the year ended December 31, 2002 and US$11.9 million or US$0.65 per unit for the fourth quarter of 2002.

"Although this has an unfavorable impact on our 2002 net income, I want to assure our unitholders this event does not impact the Partnership's ability to pay the previously announced fourth quarter cash distribution of US$0.525 per unit," said Ron Turner, President and Chief Executive Officer of TC PipeLines GP, Inc., the general partner. "And while we anticipate a corresponding US$3.0 million decrease to our cash flow from Northern Border Pipeline in 2003, we believe this reserve will not impact our ability to make quarterly cash distributions at the current level to our public unitholders for the foreseeable future."

The Partnership reported 2002 cash generated from operations of US$52.1 million, a 21% increase from 2001 cash generated from operations of US$42.9 million. Cash generated from operations for the fourth quarter of 2002 was US$13.4 million, a 14% increase compared to US$11.8 million for the fourth quarter of 2001.

"Throughout 2002, we have continued to demonstrate our commitment to maintain the Partnership's financial strength by prudently allocating our cash between increased distributions to our unitholders, debt reduction, and capital spending related to Tuscarora's expansion," said Turner.

The Partnership also announced that Tuscarora's expansion facilities, consisting of two compressor stations located along the Tuscarora mainline and an 11-mile pipeline extension to Wadsworth, Nevada, were placed into service on December 1, 2002. "We congratulate Tuscarora's project team for successfully completing this expansion on time and under budget and for safely implementing the start up of the facilities," said Turner. The expansion increases Tuscarora's capacity by approximately 55 million cubic feet per day to approximately 182 million cubic feet per day. All of the new capacity is contracted under firm transportation contracts for terms ranging from ten to fifteen years, enhancing TC PipeLines' stable and steady cash flow profile.

FINANCIAL HIGHLIGHTS
(millions of U.S. dollars, except per unit amounts)

                                        THREE MONTHS         TWELVE MONTHS
                                   ENDED DECEMBER 31     ENDED DECEMBER 31
                                                                 (audited)
--------------------------------------------------------------------------
                                     2002       2001       2002       2001
                                   -----------------     -----------------
Net Income (1)                        8.9       11.8       45.5       43.5
  Per unit (1)                      $0.49      $0.65      $2.50      $2.40

Cash Generated from Operations       13.4       11.8       52.1       42.9

Cash Distributions Declared (2)       9.6        9.1       37.8       35.7
  Per unit (2)                     $0.525      $0.50     $2.075     $1.975

Units Outstanding (millions)         17.5       17.5       17.5       17.5

(1) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

(2) The Partnership's 2002 fourth quarter cash distribution was declared on January 21, 2003 and will be paid on February 14, 2003 to unitholders of record as of January 31, 2003.

NET INCOME

YEAR ENDED DECEMBER 31, 2002

The Partnership reported 2002 net income of US$45.5 million or US$2.50 per unit compared to US$43.5 million or US$2.40 per unit in 2001.

Equity income from Northern Border Pipeline amounted to US$42.8 million in 2002 compared to US$42.1 million in 2001. Northern Border Pipeline's 2002 earnings increased due to incremental revenues generated by Project 2000 and lower interest expense, resulting from lower average interest rates and lower debt balances. The increase was partially offset by the previously discussed reserve recorded by Northern Border Pipeline in the fourth quarter of 2002, higher depreciation and higher taxes other than income that were related primarily to Project 2000.

Equity income from Tuscarora amounted to US$4.7 million in 2002 compared to US$3.6 million in 2001. The increase is primarily due to incremental revenues being generated from Tuscarora's expansion facilities, which were placed into service on December 1, 2002, as well as from other new transportation contracts, and lower interest expense, resulting from the capitalization of interest expense related to funds being used for Tuscarora's expansion.

The Partnership also recorded US$1.5 million of general and administrative expenses and US$0.5 million of financial charges in 2002, compared to US$1.2 million and US$1.0 million in 2001, respectively.

FOURTH QUARTER 2002

The Partnership reported 2002 fourth quarter net income of US$8.9 million or US$0.49 per unit compared to US$11.8 million or US$0.65 per unit in the fourth quarter of 2001.

Equity income from Northern Border Pipeline amounted to US$8.2 million in the fourth quarter of 2002 compared to US$11.2 million in the fourth quarter of 2001. The decrease reflects the previously discussed reserve recorded by Northern Border Pipeline, higher depreciation expense and higher taxes other than income that were related primarily to Project 2000. The decrease was partially offset by the impact of lower interest expense in the fourth quarter of 2002.

Equity income from Tuscarora amounted to US$1.4 million in the fourth quarter of 2002 compared to US$1.0 million in the fourth quarter of 2001. The increase is primarily due to incremental revenues being generated from Tuscarora's expansion facilities and lower interest expense, resulting from the capitalization of interest expense related to funds being used for Tuscarora's expansion.

The Partnership also recorded US$0.4 million of general and administrative expenses and US$0.3 million of financial charges in the fourth quarter of 2002, reflecting slight increases from amounts recorded in the fourth quarter of 2001.

CASH FLOW

YEAR ENDED DECEMBER 31, 2002

The Partnership reported 2002 cash generated from operations of US$52.1 million compared to US$42.9 million in 2001. The increase was primarily related to higher cash distributions from the Partnership's equity investments in Northern Border Pipeline and Tuscarora. In 2002, the Partnership received cash distributions from Northern Border Pipeline amounting to US$49.2 million compared to US$42.9 million in 2001. The increase is due, primarily, to Northern Border Pipeline's incremental cash inflows from Project 2000, Northern Border Pipeline's extension and expansion into northern Indiana, which was placed into service in October 2001. The Partnership received cash distributions from Tuscarora in 2002 amounting to US$4.6 million compared to US$2.4 million in 2001. The increase reflects Tuscarora's incremental cash inflows from new transportation contracts. The increase also reflects the impact of Tuscarora making four quarterly cash distributions in 2002 versus three quarterly cash distributions in 2001, due to the timing of the implementation of Tuscarora's cash distribution policy.

During 2002, the Partnership used US$7.6 million of its cash from operations to fund a portion of Tuscarora's expansion, which was partially offset by a US$0.2 million return of capital. The Partnership paid an aggregate US$37.4 million of cash distributions to unitholders and its general partner in 2002, the equivalent of US$2.025 per unit, compared to US$35.2 million in 2001, the equivalent of US$1.925 per unit. Also in 2002, the Partnership used US$10.0 million of its cash from operations to reduce the balance owing on its credit facility from US$21.5 million to US$11.5 million.

FOURTH QUARTER 2002

The Partnership reported 2002 fourth quarter cash generated from operations of US$13.4 million compared to US$11.8 million in the fourth quarter of 2001. The increase reflects higher cash distributions from the Partnership's equity investments in Northern Border Pipeline and Tuscarora. In the fourth quarter of

2002, the Partnership received a cash distribution from Northern Border Pipeline amounting to US$12.6 million compared to US$11.5 million in the fourth quarter of 2001. The increase is due, primarily, to Northern Border Pipeline's incremental cash inflows from Project 2000. The Partnership received a cash distribution from Tuscarora in the fourth quarter of 2002 amounting to US$1.3 million compared to US$0.8 million in the fourth quarter of 2001. The increase reflects Tuscarora's incremental cash inflows from new transportation contracts.

During the fourth quarter of 2002, the Partnership used US$3.1 million of its cash from operations to fund a portion of Tuscarora's expansion, which was partially offset by a US$0.2 million return of capital. The Partnership paid an aggregate US$9.6 million of cash distributions to unitholders and its general partner in the fourth quarter of 2002, the equivalent of US$0.525 per unit, compared to US$9.1 million in the fourth quarter of 2001, the equivalent of US$0.50 per unit.

FOURTH QUARTER 2002 CASH DISTRIBUTION

As previously announced, on January 21, 2003, the board of directors of the general partner declared the Partnership's fourth quarter cash distribution in the amount of US$0.525 per unit. This cash distribution will be paid on February 14, 2003 to unitholders of record as of January 31, 2003.

CONFERENCE CALL

The Partnership will hold a conference call Thursday, January 30, 2003 at 4:00 p.m. (eastern). During this call, TC PipeLines, LP's senior executives will review the Partnership's 2002 annual and fourth quarter results and discuss the Partnership's outlook for 2003. Those interested in listening to the call may dial 1-800-273-9672. A replay of the conference call will also be available from approximately 7:00 p.m. (eastern) on January 30 until February 6, 2003 by dialing 1-800-408-3053 then entering passcode 1320136.

A live web cast of the conference call will also be available through the Partnership's website at www.tcpipelineslp.com. An audio replay of the call will be available on the website.

TC PipeLines, LP is a publicly held master limited partnership. It owns a 30% interest in Northern Border Pipeline Company, a Texas general partnership, and a 49% interest in Tuscarora Gas Transmission Company, a Nevada general partnership. Northern Border Pipeline, which is owned 70% by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp., owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United

States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of PG&E National Energy Group, Gas Transmission Northwest, to northern Nevada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., a wholly owned subsidiary of TransCanada PipeLines Limited. Subsidiaries of TransCanada also hold common and subordinated units of the Partnership representing an aggregate 31.41% limited partner interest in the Partnership. TransCanada also holds a minority general partner interest in Northern Border Partners, L.P. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

                                     -30-

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. All forward-looking statements are based on the Partnership's beliefs as well as assumptions made by and information currently available to the Partnership. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. These statements reflect the Partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions including the fact that Northern Border Pipeline Company is operated by and its management committee is controlled by affiliates of Enron Corp., which has filed for bankruptcy protection, regulatory decisions, particularly those of the Federal Energy Regulatory Commission, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and prevailing economic conditions, particularly conditions of the capital and equity markets, and other risks discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2001. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement.

                                TC PIPELINES, LP
                              FINANCIAL HIGHLIGHTS

STATEMENT OF INCOME

                                                             THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                 DECEMBER 31                 DECEMBER 31
                                                          ---------------------------  -------------------------
                                                                  2002         2001           2002        2001
(millions of U.S. dollars, except per unit amounts)                                                  (audited)
-------------------------------------------------------------------------------------  -------------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                             8.2         11.2           42.8        42.1
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                           1.4          1.0            4.7         3.6
General and Administrative Expenses                               (0.4)        (0.3)          (1.5)       (1.2)
Financial Charges                                                 (0.3)        (0.1)          (0.5)       (1.0)
                                                          ---------------------------  -------------------------
NET INCOME                                                         8.9         11.8           45.5        43.5
                                                          ---------------------------  -------------------------
                                                          ---------------------------  -------------------------

NET INCOME PER UNIT (3)                                          $0.49        $0.65          $2.50       $2.40
                                                          ---------------------------  -------------------------
                                                          ---------------------------  -------------------------

UNITS OUTSTANDING (MILLIONS)                                      17.5         17.5           17.5        17.5
                                                          ---------------------------  -------------------------
                                                          ---------------------------  -------------------------

BALANCE SHEET

                                                                     DECEMBER 31, 2002        December 31, 2001
(millions of U.S. dollars)                                                                            (audited)
---------------------------------------------------------------------------------------  -----------------------
ASSETS
Cash                                                                              6.4                      9.2
Investment in Northern Border Pipeline Company (1)                              242.9                    250.1
Investment in Tuscarora Gas Transmission Company (2)                             36.7                     29.3
Deferred Amounts                                                                    -                      0.1
                                                                 ----------------------  -----------------------
                                                                                286.0                    288.7
                                                                 ----------------------  -----------------------
                                                                 ----------------------  -----------------------

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities                                                               0.6                      0.5
Long-Term Debt                                                                   11.5                     21.5
Partners' Equity                                                                273.9                    266.7
                                                                 ----------------------  -----------------------
                                                                                286.0                    288.7
                                                                 ----------------------  -----------------------
                                                                 ----------------------  -----------------------

CASH FLOW INFORMATION

                                                             THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                 DECEMBER 31                  DECEMBER 31
                                                          ---------------------------  -------------------------
                                                                  2002         2001           2002        2001
(millions of U.S. dollars)                                                                           (audited)
-------------------------------------------------------------------------------------  -------------------------
Cash Generated from Operations
   Distributions Received from Equity Investments
     Northern Border Pipeline Company                             12.6         11.5           49.2        42.9
     Tuscarora Gas Transmission Company                            1.3          0.8            4.6         2.4
   Changes in Working Capital and Other                           (0.5)        (0.5)          (1.7)       (2.4)
                                                          ---------------------------  -------------------------
                                                                  13.4         11.8           52.1        42.9
Investment in Tuscarora Gas Transmission Company                  (2.9)           -           (7.4)          -
Distributions Paid                                                (9.6)        (9.1)         (37.4)      (35.2)
Repayment of Long-Term Debt                                          -            -          (10.0)          -
Other                                                             (0.1)        (0.1)          (0.1)       (0.1)
                                                          ---------------------------  -------------------------
(Decrease)/Increase In Cash                                        0.8          2.6           (2.8)        7.6
                                                          ---------------------------  -------------------------
                                                          ---------------------------  -------------------------

(1) Northern Border Pipeline Company

    TC PipeLines, LP holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three and twelve months ended December 31, 2002 and 2001 and as at December 31, 2002 and 2001 is as follows:

                                                                 THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                    DECEMBER 31                DECEMBER 31
                                                              -------------------------  ------------------------
                                                                    2002         2001          2002        2001
     ----------------------------------------------------------------------------------  ------------------------
     OPERATING RESULTS
     Gas Delivered (million cubic feet)                          213,642      201,381       838,736     820,851
     Average Throughput (million cubic feet per day)               2,397        2,241         2,369       2,312


                                                                 THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                    DECEMBER 31                DECEMBER 31
                                                              -------------------------  ------------------------
                                                                    2002         2001          2002        2001
                                                                                                      (audited)
                                                              -------------------------  ------------------------
     FINANCIAL RESULTS (millions of U.S. dollars)
     Operating Revenue                                              81.2         81.2         321.0       313.1
     Operating Expenses
         Operations and Maintenance                                 19.5          9.0          41.5        33.7
         Depreciation and Amortization                              15.2         14.6          58.7        57.5
         Taxes other than Income                                     7.8          6.5          28.4        25.6
                                                              -------------------------  ------------------------
     Total Operating Expenses                                       42.5         30.1         128.6       116.8
                                                              -------------------------  ------------------------
     Operating Income                                               38.7         51.1         192.4       196.3
     Interest Expense, Net                                         (11.6)       (13.9)        (51.5)      (55.4)
     Other Income/(Expense)                                          0.2          0.2           1.8        (0.4)
                                                              -------------------------  ------------------------
     Net Income                                                     27.3         37.4         142.7       140.5
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     Maintenance                                                     1.5          1.0           7.4         5.7
     Growth                                                          0.2          2.6           1.0        49.0

                                                                    DECEMBER 31, 2002         December 31, 2001
                                                                                                      (audited)
                                                              -------------------------  ------------------------
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)
     Total Assets                                                             1,740.0                   1,751.9
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     Other Current Liabilities and
         Reserves and Deferred Credits                                           81.3                      54.6
     Long-Term Debt (including current maturities)                              848.9                     863.7
     Partners' Capital                                                          803.0                     824.4
     Accumulated Other Comprehensive Income                                       6.8                       9.2
                                                              -------------------------  ------------------------
     Total Liabilities and Partners' Equity                                   1,740.0                   1,751.9
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

(2) Tuscarora Gas Transmission Company

    TC PipeLines, LP holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three and twelve months ended December 31, 2002 and 2001 and as at December 31, 2002 and 2001 is as follows:

                                                                 THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                     DECEMBER 31                DECEMBER 31
                                                              -------------------------  --------------------------
                                                                    2002         2001          2002          2001
     ----------------------------------------------------------------------------------  --------------------------
     OPERATING RESULTS
     Gas Delivered (million cubic feet)                            5,705        7,424        19,792        22,758
     Average Throughput (million cubic feet per day)                  62           81            54            62


                                                                 THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                     DECEMBER 31                DECEMBER 31
                                                              -------------------------  --------------------------
                                                                    2002         2001          2002          2001
                                                                                                        (audited)
                                                              -------------------------  --------------------------
     FINANCIAL RESULTS (millions of U.S. dollars)
     Operating Revenue                                               6.3          5.5          23.1          21.3
     Operating Expenses
         Operations, Maintenance & Administrative                    0.6          0.5           1.7           1.6
         Depreciation and Amortization                               1.3          1.1           4.9           4.6
         Taxes other than Income                                     0.3          0.2           1.1           1.0
                                                              -------------------------  --------------------------
     Total Operating Expenses                                        2.2          1.8           7.7           7.2
                                                              -------------------------  --------------------------
     Operating Income                                                4.1          3.7          15.4          14.1
     Interest Expense, Net                                          (1.4)        (1.5)         (5.7)         (6.1)
     Other Income                                                    0.2          0.1           0.7           0.3
                                                              -------------------------  --------------------------
     Net Income                                                      2.9          2.3          10.4           8.3
                                                              -------------------------  --------------------------
                                                              -------------------------  --------------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     Maintenance                                                       -            -           0.2           0.1
     Growth                                                          6.2          4.0          31.6           9.1

                                                                    DECEMBER 31, 2002         December 31, 2001
                                                                                                      (audited)
                                                              -------------------------  ------------------------
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)
     Total Assets                                                               154.5                     126.1
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     Other Current Liabilities and
         Reserves and Deferred Credits                                            9.9                       3.5
     Long-Term Debt (including current maturities)                               90.0                      84.2
     Partners' Capital                                                           54.2                      37.9
     Accumulated Other Comprehensive Income                                       0.4                       0.5
                                                              -------------------------  ------------------------
     Total Liabilities and Partners' Equity                                     154.5                     126.1
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------


(3) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.